UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2012

MUSCLEPHARM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53166	77-0664193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of Principal Executive Offices)
(303) 396-6100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2012, MusclePharm Corporation (the “Company”) appointed Lewis Gary Davis, as its Chief Financial Officer. In this capacity he is the Company’s principal financial and accounting officer. Mr. Davis succeeded Larry Meer, who now serves as the Company’s Treasurer.

From January, 2010 to prior to joining the company, Mr. Davis, age 58, worked as a certified public accountant for various clients, specializing in mergers and acquisitions. From November, 2004 to January, 2010, Mr. Davis served as executive vice president and chief financial officer of Bodybuilding.com, a sports, fitness and nutritional supplement on-line retail store. He previously was vice president and chief financial officer of US Ecology Corporation. Davis earned a Bachelor’s Degree in Accounting from Boise State University and is near completion of a Master’s Degree in Finance from Rochester Institute of Technology. He is a licensed certified public accountant.

Mr. Davis will be paid an annual gross salary starting at $130,000, receive a cash bonus of $30,000 for the remainder of 2012 in the event of satisfactory performance, and he will participate in the Company’s standard employee benefit plans.

Item 8.01. Other Events

On July 3, 2012, the Company issued a press release announcing the appointment of Lewis Gary Davis as the Chief Financial Officer of the Company.  The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release issued July 3, 2012

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: July 5, 2012
	By:	/s/ Brad J. Pyatt

Brad J. Pyatt, Chief Executive Officer